Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
September 15, 2023 TKO Group Holdings, Inc. 200 Fifth Ave New York, NY 10010 Re: TKO Group Holdings, Inc.	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Ladies and Gentlemen:

We have acted as special counsel to TKO Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale of (i) up to 29,073,139 shares of Class A common stock, $0.00001 par value per share (“Class A Common Stock”) that are issued and outstanding as of the date hereof (the “Resale Shares”) by certain selling stockholders (the “Selling Stockholders”) named in the Registration Statement (defined below), and (ii) up to 300,000 shares of Class A common stock (the “Conversion Shares” and together with the Resale Shares, the “Shares”) issuable upon conversion of the 3.375% Convertible Senior Notes due 2023 (the “Convertible Notes”) of World Wrestling Entertainment, Inc., a Delaware corporation (“WWE”), and the Company, as co-issuer of the Convertible Notes. The Convertible Notes were issued pursuant to an indenture, dated as of December 16, 2016, between WWE and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”), as supplemented by that certain first supplemental indenture, dated as of September 12, 2023, among WWE, the Company and the Trustee (collectively, the “Indenture”). The Shares are included in a registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2023 (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

September 15, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Resale Shares have been duly authorized by all necessary corporate action of the Company, and the Resale Shares are validly issued, fully paid and non-assessable.

2.

The Conversion Shares have been duly authorized by all necessary corporate action of the Company and, when issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes and the Indenture, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP